Exhibit 99.1

Rising Sun Bancorp and
Subsidiaries

Financial Report

December 31, 2013

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Rising Sun Bancorp

Rising Sun, Maryland

We have audited the accompanying consolidated financial statements of Rising Sun Bancorp and subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We have conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rising Sun Bancorp and subsidiaries as of December 31, 2013 and 2012, and the results of its operations and its cash flow for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Suite 100, 405 East Joppa Road Baltimore, Maryland 21286 • 410-823-8000 • 1-800-686-3883 • Fax: 410-296-4815 • www.stegman.com

Member :

2

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 2 to the consolidated financial statements, at December 31, 2013, the Company has suffered cumulative losses of approximately $7.1 million in 2013 and 2012. As a result, the Company’s subsidiary’s regulatory capital amount and ratios have fallen below the levels to be considered capitalized and as noted in Note 21 were considered significantly undercapitalized under regulatory framework for prompt corrective action. Further capital depletion and failure to meet capital requirements expose the Bank to regulatory sanctions that may include restrictions on operations and growth, mandatory asset dispositions, and seizure of the banking subsidiary. Additionally, on April 17, 2014 the Board of Directors of the Federal Reserve issued a Prompt Corrective Action Directive under Section 38 of the Federal Deposit Insurance Act which required the Company’s banking subsidiary to increase equity to acceptable levels or enter into a contract of sale to another financial institution within 60 days. These matters raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stegman and Company

Baltimore, Maryland

May 5, 2014

Suite 100, 405 East Joppa Road Baltimore, Maryland 21286 • 410-823-8000 • 1-800-686-3883 • Fax: 410-296-4815 • www.stegman.com

Member :

3

Rising Sun Bancorp And Subsidiaries
Consolidated Balance Sheets
December 31, 2013 And 2012

	2013	2012
Assets
Cash and due from banks	$19,063,304	$32,549,632
Federal funds sold and other cash equivalents and Federal Home Loan Bank deposit	284,682	288,550
Cash and cash equivalents	19,347,986	32,838,182
Interest bearing deposits in banks	3,338,000	350,000
Available for sale securities, at fair value	38,988,728	27,451,724
Loans, less allowance for loan losses of $4,753,339 and $5,278,111 in 2013 and 2012, respectively	134,283,435	147,465,349
Premises and equipment, net	960,222	1,791,952
Foreclosed real estate	2,363,750	2,737,143
Cash surrender value of life insurance	5,274,581	5,096,040
Restricted equity securities, at cost	575,500	723,050
Accrued interest receivable and other assets	1,317,471	1,659,931

Total Assets	$206,449,673	$220,113,371

Liabilities And Stockholders' Equity
Deposits
Noninterest bearing	$34,437,283	$33,515,452
Interest-bearing	162,663,295	172,353,434
Total Deposits	197,100,578	205,868,886
Other borrowings	8,248,000	8,248,000
Deferred gain from sale/leaseback transaction	993,140	1,104,520
Accrued interest payable and other liabilities	1,990,567	1,859,254
Total Liabilities	208,332,285	217,080,660
Stockholders' Equity
Cumulative preferred stock
Series A - 5% for five years, 9% thereafter, $1 par value, $1,000 liquidation preference, 5,983 shares authorized, issued and outstanding	5,983	5,983
Series B - 9%, $1 par value, $1,000 liquidation preference, 300 shares authorized, 299 shares issued and outstanding	299	299
Common stock, $1 par value; 12,993,717 shares authorized; 3,699,944 shares issued and outstanding	3,699,944	3,699,944
Additional paid-in capital	7,399,893	7,399,893
Retained deficit	(12,263,381)	(8,406,157)
Accumulated other comprehensive (loss) income	(725,350)	332,749
Total Stockholders' Equity	(1,882,612)	3,032,711
Total Liabilities and Stockholders' Equity	$206,449,673	$220,113,371

See Notes to Consolidated Financial Statements.

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Rising Sun Bancorp And Subsidiaries
Consolidated Statements Of Operations
Years Ended December 31, 2013 And 2012

	2013	2012
Interest income
Interest and fees on loans	$7,783,709	$9,271,494
Interest on investment securities
Taxable interest on securities	400,198	389,094
Tax exempt interest on securities	39,487	44,907
Interest on federal funds sold	3,365	4,464
Interest on deposits in banks	67,934	51,717
Other interest and dividend income	13	312
Total interest income	8,294,706	9,761,988

Interest expense
Interest on deposits	1,073,939	1,397,019
Interest on junior subordinated debentures	176,367	188,705
Total interest expense	1,250,306	1,585,724
Net interest income	7,044,400	8,176,264

Provision for loan losses	2,446,224	1,482,083
Net interest income after provision for loan losses	4,598,176	6,694,181

Noninterest income
Service fees	516,268	628,859
Gain on sale of investment securities	-	60,488
Increase in cash surrender value of life insurance	189,226	182,683
Other than temporary impairment on restricted stock	(33,125)	-
Loss on disposal of fixed assets	(771,737)	(530,064)
Other	1,177,949	802,521
Total noninterest income	1,078,581	1,144,487

Noninterest expense
Salaries	2,576,576	3,014,374
Employee benefits	476,340	631,024
Occupancy	1,356,463	1,736,154
Furniture and equipment expenses	238,380	624,193
Computer services	1,046,955	737,241
FDIC assessments	597,837	516,046
Foreclosed real estate, net	340,856	527,586
Professional and directors' fees	1,077,805	1,834,632
Other	1,822,769	1,489,206
Total noninterest expense	9,533,981	11,110,456

Loss before income taxes	(3,857,224)	(3,271,789)
Less: Applicable income tax benefit	-	(74,851)
Net loss	(3,857,224)	(3,196,938)
Preferred stock dividends and discount accretion	466,582	441,521
Net loss attributable to common stockholders	$(4,323,806)	$(3,638,459)

Basic and diluted loss per share	$(1.17)	$(0.99)

See Notes To Consolidated Financial Statements.

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Rising Sun Bancorp And Subsidiaries
Consolidated Statements of Comprehensive Loss
Years Ended December 31, 2013 And 2012

	2013	2012
Net Loss	$(3,857,224)	$(3,196,938)

Change in unrealized gain	(1,058,099)	160,397

Reclassification adjustment for gain realized in net loss	-	(60,488)

Comprehensive Loss	$(4,915,323)	$(3,097,029)

See Notes To Consolidated Financial Statements.

Rising Sun Bancorp And Subsidiaries

Consolidated Statements Of Changes In Stockholders' Equity

Years Ended December 31, 2013 And 2012

						Accumulated
						Other
	Preferred Stock		Common	Additional	Retained	Comprehensive
	Series A	Series B	Stock	Paid-In Capital	Deficit	(Loss) Income	Total

Balance, January 1, 2012	$5,983	$299	$3,649,944	$7,361,109	$(5,145,434)	$232,840	$6,104,741

Net loss 2012	-	-	-	-	(3,196,938)	-	(3,196,938)
Other comprehensive income	-	-	-	-	-	99,909	99,909

Common stock issued	-	-	50,000	(25,001)	-	-	24,999
Preferred stock discount accretion	-	-	-	63,785	(63,785)	-	-

Balance, December 31, 2012	5,983	299	3,699,944	7,399,893	(8,406,157)	332,749	3,032,711

Net loss 2013	-	-	-	-	(3,857,224)	-	(3,857,224)
Other comprehensive loss	-	-	-	-	-	(1,058,099)	(1,058,099)

Balance, December 31, 2013	$5,983	$299	$3,699,944	$7,399,893	$(12,263,381)	$(725,350)	(1,882,612)

See Notes To Consolidated Financial Statements.

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Rising Sun Bancorp And Subsidiaries
Consolidated Statements Of Cash Flows
Years Ended December 31, 2013 And 2012

	2013	2012
Cash Flows From Operating Activities
Net loss	$(3,857,224)	$(3,196,938)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	224,670	294,224
Gain on sale of investment securities	-	(60,488)
Amortization of securities, net	504,488	75,322
Other than temporary impairment on restricted stock	33,125	-
Sale/leaseback revenue recognized	(111,380)	(111,380)
(Gain) loss on foreclosed real estate	(204,504)	733,503
Provision for loan losses	2,446,224	1,482,083
Increase in cash surrender value of life insurance	(178,541)	(113,668)
Loss on disposal of fixed assets	771,737	530,064
Net change in:
Accrued interest receivable, income taxes, and other assets	345,504	1,195,119
Accrued interest payable and other liabilities	131,313	433,798
Net cash flows provided by operating activities	105,412	1,261,639

Cash Flows From Investing Activities
Redemption of restricted equity securities	147,550	346,100
Net change in interest-bearing deposits in banks	(2,988,000)	-
Activity in available for sale securities
Maturities, prepayments and calls	8,983,658	3,611,616
Sales	-	13,506,783
Purchases	(22,116,372)	(21,474,505)
Net change in loans	9,257,290	24,528,825
Proceeds from sales of foreclosed real estate	2,056,295	1,785,730
(Purchases) proceeds from premises and equipment, net	(167,721)	(29,217)
Net cash flows used in investing activities	(4,827,300)	22,275,332
Cash Flows From Financing Activities
Net change in deposits	(8,768,308)	(20,642,872)
Issuance of common stock	-	24,999
Net cash flows used in financing activities	(8,768,308)	(20,617,873)
Net (decrease) increase in cash and cash equivalents	(13,490,196)	2,919,098
Cash And Cash Equivalents
Beginning of year	32,838,182	29,919,084
End of year	$19,347,986	$32,838,182
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$1,073,939	$1,397,019
Cash paid for income taxes	$-	$-
Noncash Investing and Financing Activities
Transfer of loans to foreclosed real estate	$1,478,400	$1,983,743

See Notes To Consolidated Financial Statements.

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Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature Of Banking Activities And Significant Accounting Policies

The consolidated results of operations of Rising Sun Bancorp and Subsidiaries (collectively, the “Company”) is principally from the operations of its wholly owned subsidiary, NBRS Financial Bank (the “Bank”). The Bank is a state chartered bank that is subject to regulations of the State of Maryland, the Federal Reserve, and the Federal Deposit Insurance Corporation. It provides full banking services primarily to customers in Cecil County and Harford County in Maryland, and surrounding areas such as Chester County, Lancaster County and York County in Pennsylvania. The Company has wholly owned statutory trust subsidiaries formed for the purpose of issuing trust preferred securities. Rising Sun Statutory Trust II and III were formed in April 2005 and June 2007, respectively.

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America and prevailing practices within the banking industry. The following is a summary of the most significant of such policies and practices.

Use of estimates: The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly sensitive to significant change relate to the determination of the allowance for loan losses, the valuation of deferred tax assets, the valuation of foreclosed real estate, and the fair value of investment securities available for sale.

The Company has evaluated subsequent events for potential recognition and/or disclosure through May 2, 2014, the date these consolidated financial statements were issued, and has appropriately recognized subsequent events that warranted inclusion or disclosure in the consolidated financial statements as of December 31, 2013.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Rising Sun Bancorp and its wholly-owned subsidiary, NBRS Financial Bank. The financial information of the statutory trusts is included on an unconsolidated basis, as they do not meet the criteria for consolidation. All significant intercompany accounts and transactions have been eliminated in consolidation.

Concentration of credit risk: Most of the Company’s activities are with customers located within Cecil County, Maryland and surrounding counties. Note 4 discusses the types of securities the Company invests in and Note 5 discusses the types of lending the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Cash and cash equivalents: For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, money market mutual funds, Federal Home Loan Bank (the “FHLB”) deposits, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods. All other deposits have original maturities of less than ninety days.

Interest-bearing deposits in banks: Interest-bearing deposits in banks mature within one year and are carried at cost and include amounts to compensate other banks for certain correspondent services.

Investment securities: Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and are reported at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of the related deferred tax effect. No securities have been classified as held to maturity as of December 31, 2013 or 2012.

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Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are deemed to be other than temporary result in write-downs of the individual securities to their fair value. Equity security write-downs are reflected in earnings as realized losses. Debt securities that are deemed to be other-than-temporarily impaired are reflected in earnings as realized losses to the extent the impairment is related to credit losses. The amount of the impairment for debt securities related to other factors is recognized in other comprehensive income (loss). In evaluating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the reasons for the decline in value, (3) the financial position and access to capital of the issuer, including the current and future impact of any specific events, and (4) for debt securities, whether the Company intends to sell the security, or it is more likely than not that the Company will be required to sell the security before recovery of the cost basis, which in some cases may extend to maturity and for equity securities, the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for anticipated recovery in value. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Restricted equity securities: Restricted equity investments are predominantly stock in the Federal Home Loan Bank (FHLB) of Atlanta and to a lesser extent, the Federal Reserve Bank, which are restricted as to their marketability. The stocks are carried at cost. Management reviews the stocks for impairment based on the ultimate recoverability of the cost basis in the stock. The stocks’ values are determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. Management considers such criteria as the significance of the decline in net assets, if any, the length of time this situation has persisted, commitments to make payments required by law or regulation, the impact of legislative and regulatory changes on the customer base and liquidity position of the issuer.

Loans: The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout northeastern Maryland and surrounding areas. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

Loans – nonaccrual: A loan is generally classified as nonaccrual, and the accrual of interest on such loan is discontinued, when the contractual payment of principal and interest has become 90 days past due or when management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is well-secured. When a loan is placed on nonaccrual status, unpaid interest is reversed against interest income. Interest received on nonaccrual loans is generally applied against principal. Generally, loans are restored to accrual status when the obligation is brought current, the borrower has performed in accordance with the contractual terms for a reasonable period of time, generally six months, and the ultimate collectability of the total contractual principal and interest is no longer in doubt. Interest on impaired loans is accounted for in a similar fashion.

Allowance for loan losses: The allowance for loan losses is established to absorb estimated losses on outstanding loans through a provision for loan losses charged to earnings. Loans are charged off when collection is sufficiently questionable and when the Company can no longer justify maintaining the loan as an asset on the balance sheet. Loans qualify for charge-off when, after thorough analysis, all possible sources of repayment are insufficient. These include: 1) potential future cash flows, 2) value of collateral, and/or 3) strength of co-makers and guarantors. All unsecured loans are charged off when the loan is determined to be impaired. Additionally, all loans classified as a loss or that portion of the loan classified as a loss are charged off. Subsequent recoveries, if any, are credited to the allowance.

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Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as additional information becomes available or as economic conditions change.

The allowance consists of allocated and general components. The allocated component relates to loans that are classified as impaired when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and those loans classified that are not impaired and is based on historical charge-off experience and expected loss given default derived from the Company’s internal risk rating process. Other adjustments may be made to the allowance for pools of loans after an assessment of internal or external influences on credit quality that are not fully reflected in the historical or risk rating data.

A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impaired loans also include troubled debt restructurings (TDRs) where management has modified loan terms and made concessions to borrowers experiencing financial difficulty. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, with the exception of loans that are identified as TDRs, the Company does not separately identify individual consumer and residential loans for impairment measurement.

Off-balance sheet credit related financial instruments: In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial letters of credit, and standby letters of credit. Such financial instruments are recorded when they are funded.

Foreclosed real estate: Real estate acquired through foreclosure of loans is initially measured at fair market value less costs to sell. Fair market value is based on independent appraisals or other relevant factors. At the time of acquisition, losses are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and the assets are carried at the lower of cost or fair value less estimated costs to sell. Revenue and expenses from operations and changes from any direct write-downs are included in net expenses from foreclosed real estate.

Premises and equipment: Premises and equipment are recorded at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives using the straight-line method. Leasehold Improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. The costs of major renewals and betterments are capitalized, while the costs of ordinary maintenance and repairs are included in noninterest expense. Upon retirement or other disposition of properties, the carrying value and the related accumulated depreciation are removed from the accounts.

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Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

Valuation of long-lived assets: Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

Transfers of financial assets: Transfers of financial assets are accounted for as sales when all of the components meet the definition of a participating interest and when control over the assets has been surrendered. A participating interest generally represents (1) a proportionate (pro rata) ownership interest in an entire financial asset, (2) a relationship where from the date of transfer all cash flows received from the entire financial asset are divided proportionately among the participating interest holders in an amount equal to their share of ownership, (3) the priority of cash flows has certain characteristics, including no reduction in priority, subordination of interest, or recourse to the transferor other than standard representation or warranties, and (4) no party has the right to pledge or exchange the entire financial asset unless all participating interest holders agree to pledge or exchange the entire financial asset. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Stock-based compensation plan: Stock-based compensation accounting guidance requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the grant date fair value of the equity or liability instruments issued. The stock compensation accounting guidance covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

The stock compensation accounting guidance requires that compensation cost for all stock awards be calculated and recognized over the employees' service period, generally defined as the vesting period. A Black-Scholes option pricing model is used to estimate the fair value of stock options.

Income taxes: The liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Realization of deferred tax assets is dependent on generating sufficient taxable income in the future.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that ultimately would be sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. The evaluation of a tax position taken is considered by itself and not offset or aggregated with other positions. Tax positions that meet the more-likely-than not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

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Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

It is the Company’s policy to recognize interest and penalties related to unrecognized tax liabilities within income tax expense in the statement of operations.

Per share data: Earnings (loss) per share (“EPS”) attributable to common stockholders are disclosed as basic and diluted. Basic EPS is computed by dividing net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period. For calculating basic EPS, the weighted-average number of shares of common stock outstanding was 3,699,944 and 3,668,496 in 2013 and 2012, respectively.

Diluted earnings (loss) per share assumes exercise of all potential common stock equivalents in weighted average shares outstanding, as well as any adjustment to earnings that would result from the assumed issuance, unless the effect is anti-dilutive. Potential common stock that may be issued by the Company relates solely to outstanding stock options, and is determined using the treasury stock method. Loss attributable to common stockholders has been increased by preferred stock dividends and discount accretion related to the Company`s participation in the Capital Purchase Program, as described in Note 20. For calculating diluted EPS, the weighted-average number of shares of common stock outstanding was 3,699,944 and 3,668,496 in 2013 and 2012, respectively. All of the Company’s outstanding options and warrants were excluded from the calculation of diluted earnings per share because the effect would be antidilutive.

Comprehensive loss: Comprehensive income (loss) consists of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes unrealized gains or losses on securities available for sale which are recognized as a separate component of stockholders’ equity.

Reclassification: Certain amounts in the 2012 consolidated financial statements have been reclassified to conform to the 2013 presentation, with no impact to equity or net loss.

Recent accounting pronouncements:

In February 2013, the FASB issued ASU No. 2013-02, “Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income,” to improve the transparency of reporting these classifications. ASU No. 2013-02 does not amend any existing requirements for reporting net income or other comprehensive income in the financial statements. ASU No. 2013-02 requires an entity to disaggregate the total change of each component of other comprehensive income (e.g., unrealized gains or losses on available-for-sale investment securities) and separately present reclassification adjustments and current period other comprehensive income. The provisions of ASU No. 2013-02 also requires that entities present either in a single note or parenthetically on the face of the financial statements, the effect of significant amounts reclassified from each component of accumulated other comprehensive income based on its source (e.g., unrealized gains or losses on available-for-sale investments securities) and the income statement line item affected by the reclassification (e.g., realized gains (losses) on sales of investment securities). If a component is not required to be reclassified to net income in its entirety (e.g., amortization of defined benefit plan items), entities would instead cross reference to the related not to the financial statements for additional information (e.g., pension footnote). The Company adopted the provisions of ASU No. 2013-02 effective January 1, 2013. As the Company provided these required disclosures in the notes to the Consolidated Financial Statements, the adoption of ASU No. 2013-02 had no impact on the Company’s consolidated statements of income and condition.

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Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 1.	Nature Of Banking Activities And Significant Accounting Policies (Continued)

Accounting Standards Update (“ASU”) 2013-04, “Liabilities (Accounting Standards Codification (“ASC”) Topic 405) – Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.” ASU 2013-04 provides guidance for the recognition, measurement and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date. This guidance requires an entity to measure the obligation as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among it co-obligors, and any additional amount the reporting entity expects to pay on behalf of its co-obligors. This guidance also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. ASU 2013-04 became effective for the Company on January 1, 2014, and did not have a significant impact on the Company’s financial statements.

ASU 2014-04, “Receivables (ASC Topic 310) – Troubled Debt Restructurings by Creditors, Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure.” ASU 2014-04 clarified when an in substance repossession or foreclosure occurs which is defined as when a creditor should be considered to have received physical possession of residential real property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The ASU requires that the real property be recognized upon obtaining legal title to the real estate collateral, or the borrower voluntarily conveying all interest in the real estate property to the lender to satisfy the loan through a deed in lieu of foreclosure or similar legal agreement. ASU 2014-04 is effective for the Company for interim and annual periods beginning after December 15, 2014 and is not expected to have a significant impact on the Company’s financial statements.

Note 2.	Going Concern

The Company’s Board and Management continue to develop and implement strategies to improve overall bank performance (i.e., asset quality, earnings, capital, etc.) and to meet the required terms of the Written Agreement and Prompt Corrective Action Directive. Since its year-end peak at December 31, 2009, the Company’s loan portfolio has been reduced by 41%, from $226 million to $134 million, a strategic decision to improve the Company’s capital ratio through a reduction in risk-weighted assets (most commonly loans which are 100% risk weighted). In 2012 the Company closed two under-performing offices and reduced staff by 15% to realign the expense structure to match the reduced asset size. Nonperforming assets (nonaccrual plus loans greater than 90 days past due and still accruing interest) peaked at March 31, 2012 at $23 million. At December 31, 2013 the Company reduced nonperforming assets to $5.8 million. On April 17, 2014 the Board of Directors of the Federal Reserve issued a Prompt Corrective Action Directive under Section 38 of the Federal Deposit Insurance Act which required the Company’s banking subsidiary to increase equity to acceptable levels or enter into a contract of sale to another financial institution within 60 days. As discussed in Note 22, the Company entered into an agreement with Howard Bank to sell its Havre de Grace branch, along with approximately $17 million in loans and approximately $21 million in deposits. The transaction is expected to close in the third quarter of 2014. The Company has also engaged the services of an investment banking firm to review strategic opportunities.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As more fully described in Note 20 to the consolidated financial statements, at December 31, 2013, the Company has suffered cumulative losses of approximately $7.1 million in 2013 and 2012. As a result, the Company’s subsidiary’s regulatory capital amount and ratios have fallen below the levels to be considered “adequately capitalized” and as noted were subsequently designated as “significantly undercapitalized” under regulatory framework for prompt corrective action. Further capital depletion and failure to meet capital requirements expose the Bank to regulatory sanctions that may include restrictions on operations and growth, mandatory asset dispositions, and seizure of the banking subsidiary. These matters raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3.	Cash And Due From Banks

The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank. The total of those reserve balances was approximately $1,151,000 and $1,164,000 at December 31, 2013 and 2012, respectively.

13

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 4. Available For Sale Securities

Available for sale securities are summarized as follows:

December 31, 2013	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value

Agency residential mortgage-backed securities	$38,697,032	$150,984	$892,757	$37,955,259
SBA pools	962,608	17,828	1,405	979,031
Equity investments	54,438	-	-	54,438
	$39,714,078	$168,812	$894,162	$38,988,728

	Amortized	Unrealized	Unrealized	Fair
December 31, 2012	Cost	Gains	Losses	Value

Agency residential mortgage-backed securities	$25,906,834	$334,824	$28,094	$26,213,564
SBA pools	1,124,578	26,065	46	1,150,597
Equity investments	87,563	-	-	87,563
	$27,118,975	$360,889	$28,140	$27,451,724

At December 31, 2013 and 2012, securities with a fair value of $17,550,860 and $12,315,507, respectively, were pledged to secure public deposits and for other purposes as permitted or required by law.

The amortized cost and fair value of available for sale securities by contractual maturity at December 31, 2013 is as follows:

	Amortized Cost	Fair Value
Maturing:
In one year or less	$-	$-
After one year through five years	-	-
After five years through ten years	-	-
After ten years	38,697,032	37,955,259
No contractual maturity:
SBA Pools	962,608	979,031
Equity investments	54,438	54,438
	$39,714,078	$38,988,728

Actual maturities may differ from contractual maturities for mortgage backed securities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

For the years ended December 31, 2013 and 2012, proceeds from sales of securities available for sale amounted to $0 and $13,506,783, respectively. Gross realized gains amounted to $0 in 2013 and $80,419 in 2012. Gross realized losses amounted to $0 in 2013 and $19,931 in 2012.

14

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 4.	Available For Sale Securities (Continued)

The Company routinely conducts periodic reviews to identify and evaluate each investment security to determine whether an other-than-temporary impairment has occurred. There was a charge of $33,125 to operations for impairment in 2013. There were no charges to operations for impairment in 2012.

The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2013 and 2012.

	Continuous unrealized losses existing for less than 12 months		Continuous unrealized losses existing for 12 months or more		Total
		Unrealized		Unrealized		Unrealized
December 31, 2013	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Agency residential mortgage-backed securities	$27,596,293	$892,757	$-	$-	$27,596,293	$892,757
SBA pools	143,801	57	242,885	1,348	386,686	1,405
	$27,740,094	$892,814	$242,885	$1,348	$27,982,979	$894,162

	Continuous unrealized		Continuous unrealized
	losses existing for		losses existing for
	less than 12 months		12 months or more		Total
		Unrealized		Unrealized		Unrealized
December 31, 2012	Fair Value	Losses	Fair Value	Losses	Fair Value	Losses

Agency residential mortgage-backed securities	$6,822,642	$28,094	$-	$-	$6,822,642	$28,094
SBA pools	-	-	271,810	46	271,810	46
	$6,822,642	$28,094	$271,810	46	$7,094,452	$28,140

Mortgage-backed securities and SBA loan pool obligations. The unrealized losses on the Company’s investment in government sponsored agency mortgage-backed securities at December 31, 2013 were caused by interest rate increases. The contractual cash flows of those investments are guaranteed by an agency of the U.S. government. Accordingly, it is expected that the securities would not be settled at a price less than the amortized cost bases of the Company's investments. Because the decline in market value is attributable to changes in interest rates and not credit quality, and because the Company does not intend to sell the investments and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, the Company does not consider those investments to be other-than-temporarily impaired at December 31, 2013.

15

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 5. Loans Receivables

Loans consist of the following as of December 31, 2013 and 2012:

	2013	2012
Commercial and Industrial	$28,634,009	$32,651,016
Commercial real estate (CRE):
Owner occupied CRE	26,910,628	30,773,106
Non-owner occupied CRE	22,908,164	23,336,654
Consumer	6,484,043	6,408,693
Residential:
1-4 Family Construction	3,614,367	7,030,874
Home Equity Loans/Lines	9,222,541	9,760,031
1-4 Family Non-Revolving	36,072,448	37,546,081
Agricultural	5,319,059	5,550,400
	139,165,259	153,056,855
Less
Allowance for loan losses	(4,753,339)	(5,278,111)
Deferred loan origination fees	(192,003)	(264,361)
Loans in process	2,802	(67,629)
Overdrafts	60,716	18,595
Loans, net	$134,283,435	$147,465,349

The officers, directors and principal shareholders of the Company enter into loan transactions with the Company in the ordinary course of business. Transfers out of the category are related to officers that are no longer with the Company. Annual activity consisted of the following:

Beginning balance, January 1, 2013	$13,042,005
Advances	1,114,848
Transfers out	(3,192,105)
Repayments	(4,242,793)
Ending balance, December 31, 2013	$6,721,955

Note 6.	Credit Quality

Loan origination/risk management: The Company makes loans to individuals as well as to commercial entities. Specific loan terms vary as to interest rate, repayment and collateral requirements based on the type of loan requested and the creditworthiness of the prospective borrower. Credit risk tends to be geographically concentrated in that a majority of the loan customers are located in the markets serviced by the Company. All loans are underwritten within specific lending policy guidelines that are designed to maximize Company profitability within an acceptable level of business risk.

Commercial and Industrial (C&I) loans are underwritten after evaluating and understanding the borrower’s ability to operate profitably and prudently expand its business. C&I loans are primarily made based on the identified business and global cash flows of the borrower and secondarily on the underlying collateral provided by the borrower. Most commercial and industrial loans are secured by the assets being financed or other business assets such as accounts receivable or inventory and may incorporate personal guarantee to mitigate the risk of loss. While some short-term loans may be made on an unsecured basis, as a practice, the Company is primarily a secured lender.

16

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 6.	Credit Quality (Continued)

Owner occupied commercial real estate loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. Commercial real estate (CRE) lending typically involves higher loan principal amounts and repayment of these loans is generally largely dependent on the successful operation of an owner’s business. The properties securing the Company’s commercial real estate portfolio are diverse in terms of type and concentrated in geographic locations services. The Company seeks to minimize these risks in a variety of ways, including limiting the size and loan-to-value and requiring minimum debt service coverage ratios on its commercial real estate loans.

Non-owner occupied commercial real estate loans are viewed primarily as cash flow loans and secondarily as loans secured by real estate. These loans also include multi-family investment properties and construction loans. Commercial real estate (CRE) lending typically involves higher loan principal amounts and the repayment of these loans is generally largely dependent on the successful rental operation of the property securing the loan or the business conducted on the property securing the loan. The properties securing the Company’s commercial real estate portfolio are diverse in terms of type and concentrated in geographic locations serviced. The Company seeks to minimize these risks in a variety of ways, including pre-lease requirements, if applicable, limiting the size and loan-to-value and requiring minimum debt service coverage ratios on its commercial real estate loans. Construction loans involve the disbursement of substantial funds with repayment substantially dependent on the success of the ultimate project. Construction loans are underwritten based upon independent appraisals, analysis of absorption or lease rates, and the global financial analysis of the developers and/or property owners and include estimates of costs and value associated with the complete project. These loans are considered to have higher risks than other real estate loans due to their ultimate repayment being sensitive to successful completion of the project, the demand for constructed properties, general economic conditions and the availability of long-term financing.

Consumer loans generally involve more risk than first mortgages. Consumer loans are generally originated at higher rates than residential mortgage loans but also tend to have a higher risk than residential loans due to the loan being unsecured or secured by rapidly depreciable assets.

Residential one-to-four family construction loans involve lending to consumers through first and second lien mortgage loans and also cover residential construction. Because payments on these loans are highly dependent upon the borrower’s financial condition and real estate values, the Company analyzes credit scores, financial stability and general local and national economic conditions.

Residential home equity loans involve lending to consumers through first and second lien home equity lines of credit and/or mortgage loans, as applicable, secured by residential properties generally located within our market area. Because payments on these loans are highly dependent upon the borrower’s financial condition and real estate values, the Company analyzes credit scores, financial stability and general local and national economic conditions.

Agricultural loans cover farmland and agricultural equipment and are viewed primarily as cash flow loans. Repayment of these loans is generally dependent on the successful operation of the agricultural enterprise. The Company seeks to minimize these risks in a variety of ways, primarily by limiting the size and loan-to-value ratio.

17

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 6.	Credit Quality (Continued)

Age analysis of past due loans: The following tables represent an aging of loans by category as of December 31, 2013 and 2012. The tables present the principal amount outstanding on the loans which may be past due for principal and/or interest payments contractually due.

December 31, 2013	30 – 59 Days Past Due	60 – 90 Days Past Due	Greater Than 90 Days And Still Accuring	Nonaccrual	Total Past Due	Current	Total Loans

Commercial and Industrial Loans	$-	$-	$-	$287,458	$287,458	$28,346,551	$28,634,009
Commercial real estate:
Owner occupied CRE	-	-	-	280,500	$280,500	26,630,128	26,910,628
Non-owner occupied CRE	730,000	-	-	-	$730,000	22,178,164	22,908,164
Consumer	121,820	-	-	-	$121,820	6,362,223	6,484,043
Residential:					$-
1-4 Family Construction	1,376,395	-	-	5,446	$1,381,841	2,232,526	3,614,367
Home Equity Loans/Lines	-	-	-	108,227	$108,227	9,114,314	9,222,541
1-4 Family Non-Revolving	1,200,112	-	-	2,184,019	$3,384,131	32,688,317	36,072,448
Agricultural	536,996	-	-	2,938,690	$3,475,686	1,843,373	5,319,059
	$3,965,323	$-	$-	$5,804,340	$9,769,663	$129,395,596	$139,165,259

			Greater Than 90
	30 - 59 Days Past	60 - 90 Days	Days And Still		Total
December 31, 2012	Due	Past Due	Accuring	Nonaccrual	Past Due	Current	Total Loans

Commercial and Industrial Loans	$817,119	$-	$80,000	$1,596,063	$2,493,183	$30,157,833	$32,651,016
Commercial real estate:
Owner occupied CRE	44,157	-	-	280,500	324,657	30,448,449	30,773,106
Non-owner occupied CRE	4,079,060	-	-	1,803,451	5,882,511	17,454,143	23,336,654
Consumer	36,811	-	-	-	36,811	6,371,882	6,408,693
Residential:
1-4 Family Construction	-	-	-	1,745,050	1,745,050	5,285,824	7,030,874
Home Equity Loans/Lines	80,000	24,750	-	314,972	419,722	9,340,309	9,760,031
1-4 Family Non-Revolving	974,178	-	376,898	3,032,404	4,383,480	33,162,601	37,546,081
Agricultural	2,232,000	-	-	818,620	3,050,620	2,499,780	5,550,400
	$8,263,325	$24,750	$456,898	$9,591,060	$18,336,034	$134,720,821	$153,056,855

Credit quality classifications: The Company assigns internal credit risk classifications at the inception of each loan. A loan’s internal risk rating is updated at least annually and more frequently if circumstances warrant a change in risk rating. The following definitions summarize the basis for each classification.

Pass credit classifications will generally reflect a credit that is performing, and expected to continue to perform, in accordance with all of the terms and conditions set forth in the original loan documentation, and are generally current on principal and interest payments.

Pass Watch credit classifications generally have been identified as warranting additional attention and monitoring. Loans in this category include borrowers who have marginal cash flow, marginal profitability, or have experienced an unprofitable year and declining financial conditions. The borrower has in the past satisfactorily handled debts with the Company, but in recent months has either been late, delinquent in making payments, or made sporadic payments. While the Company continues to be adequately secured, margins have decreased or are decreasing, despite the borrower’s continued satisfactory condition. Other characteristics of borrowers in this class include inadequate credit information, weakness of financial statement and repayment capacity, but with collateral that appears to limit exposure.

Special Mention credit classifications will generally have potential weaknesses and deteriorating prospects that deserve management’s close attention. Loans in this category are not adversely classified and do not expose an institution to sufficient risk to warrant substandard classification.

18

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 6.	Credit Quality (Continued)

Substandard credit classifications characterize loans that are generally inadequately protected by the sound worth and paying capacity of the borrower or the collateral pledged. Loss potential, while existing in the aggregate amount of substandard loans, does not have to exist in individual loans. Loans in this category need impairment consideration.

Doubtful credit classifications include loans with all of the weaknesses inherent in a substandard loan, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable. There are poor quality loans in which neither the collateral, if any, nor the financial condition of the borrower presently ensure collectability in full in a reasonable period of time. These loans are in a work-out status and have a defined work-out strategy.

Loss credits are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. The Company charges off loans in the period in which they become uncollectible.

The following tables summarize the loan portfolio by category of loan and the internally assigned credit quality ratings for those categories at December 31, 2013 and 2012:

			Special
December 31, 2013	Pass	Pass Watch	Mention	Substandard	Doubtful	Total

Commercial and Industrial	$16,138,323	$4,098,134	$1,306,371	$7,091,181	$-	$28,634,009
Commercial real estate (CRE):
Owner occupied CRE	16,274,289	8,245,365	-	2,390,974	-	26,910,628
Non-owner occupied CRE	5,124,165	4,719,068	1,659,224	11,405,707	-	22,908,164
Consumer	5,187,670	1,296,373	-	-	-	6,484,043
Residential:
1-4 Family Construction	656,582	400,750	-	2,557,035	-	3,614,367
Home Equity Loans/Lines	8,741,774	81,502	275,102	124,163	-	9,222,541
1-4 Family Non-Revolving	24,891,235	3,875,332	1,480,073	5,825,808	-	36,072,448
Agricultural	2,091,742	288,627	-	2,938,690	-	5,319,059
	$79,105,780	$23,005,151	$4,720,770	$32,333,558	$-	$139,165,259

			Special
December 31, 2012	Pass	Pass Watch	Mention	Substandard	Doubtful	Total

Commercial and Industrial	$15,156,036	$4,401,832	$2,693,718	$9,722,665	$676,765	$32,651,016
Commercial real estate (CRE):
Owner occupied CRE	19,643,083	4,525,383	207,879	6,396,761	-	30,773,106
Non-owner occupied CRE	3,328,233	4,020,690	3,127,585	12,860,147	-	23,336,654
Consumer	4,355,948	1,996,239	37,045	19,461	-	6,408,693
Residential:
1-4 Family Construction	-	497,139	914,401	5,619,335	-	7,030,874
Home Equity Loans/Lines	8,709,251	465,767	47,837	537,176	-	9,760,031
1-4 Family Non-Revolving	23,970,887	5,469,875	1,918,346	6,186,974	-	37,546,081
Agricultural	1,880,826	618,954	-	3,050,620	-	5,550,400
	$77,044,264	$21,995,878	$8,946,810	$44,393,139	$676,765	$153,056,855

19

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 7.	Allowance for Loan Losses and Troubled Debt Restructurings

The following tables summarize the allowance for loan losses and related activity as of and for the years ended December 31, 2013 and 2012, by loan category and the amount by category of loans evaluated individually or collectively for impairment.

		Commercial Real Estate			Residential
December 31, 2013	Commercial and Industrial Loans	Non-owner occupied CRE	Owner occupied CRE	Consumer	1-4 Family Construction	Home Equity Loans/ Lines	1-4 Family Non Revolving	Agricultural	Total

Allowance for loan losses:
Beginning Balance, 1/1/2013	$1,303,269	$575,687	$1,086,153	$57,006	$653,716	$319,642	$1,248,664	$33,974	5,278,111
Charge-Offs	(779,291)	(351,866)	(71,000)	(17,432)	(745,604)	(619,679)	(594,779)	-	(3,179,651)
Recoveries	74,592	36,391	14,000	4,717	3,000	13,904	62,051	-	208,655
Provisions	491,192	362,678	(329,214)	10,101	555,564	565,129	94,187	696,587	2,446,224
Ending Balance, 12/31/2013	$1,089,762	$622,890	$699,939	$54,392	$466,676	$278,996	$810,123	$730,561	$4,753,339

Ending balance: individually evaluated for impairment	$166,353	$-	$374,151	$252	$-	$-	$56,987	$716,334	$1,314,077

Ending balance: collectively evaluated for impairment	$923,409	$622,890	$325,788	$54,140	$466,676	$278,996	$753,136	$14,227	$3,439,262

Totals	$1,089,762	$622,890	$699,939	$54,392	$466,676	$278,996	$810,123	$730,561	$4,753,339

Loans:
Ending balance: individually evaluated for impairment	$3,440,588	$5,575,502	$1,583,908	$10,337	$981,091	$269,221	$3,174,916	$2,938,690	$17,974,253

Ending balance: collectively evaluated for impairment	25,193,421	17,332,662	25,326,720	6,473,706	2,633,276	8,953,320	32,897,532	2,380,369	121,191,006

Totals	$28,634,009	$22,908,164	$26,910,628	$6,484,043	$3,614,367	$9,222,541	$36,072,448	$5,319,059	$139,165,259

		Commercial Real Estate			Residential
December 31, 2012	Commercial and Industrial Loans	Non-owner occupied CRE	Owner occupied CRE	Consumer	1-4 Family Construction	Home Equity Loans/ Lines	1-4 Family Non Revolving	Agricultural	Total

Allowance for loan losses:
Beginning Balance, 1/1/2012	$1,916,030	$1,302,055	$1,176,837	$66,745	$1,646,083	$231,617	$1,418,780	$52,720	$7,810,867
Charge-Offs	(1,063,277)	(1,186,990)	(91,458)	(54,082)	(658,339)	(233,774)	(1,111,242)	-	(4,399,160)
Recoveries	206,236	3,942	10,320	10,187	-	19,876	133,759	-	384,321
Provisions	244,280	456,679	(9,546)	34,156	(334,028)	301,922	807,366	(18,746)	1,482,083
Ending Balance, 12/31/2012	$1,303,269	$575,687	$1,086,153	$57,006	$653,716	$319,642	$1,248,664	$33,974	$5,278,111

Ending balance: individually evaluated for impairment	$153,445	$-	$409,796	$2,276	$142,300	$78,955	$330,224	$-	$1,116,996
Ending balance: collectively evaluated for impairment	1,149,824	575,687	676,357	54,730	511,416	240,687	918,440	33,974	4,161,115

Totals	$1,303,269	$575,687	$1,086,153	$57,006	$653,716	$319,642	$1,248,664	$33,974	$5,278,111

Loans:
Ending balance: individually evaluated for impairment	$5,132,488	$7,506,684	$5,466,789	$31,244	$2,800,838	$306,976	$4,468,778	$818,620	$26,532,417
Ending balance: collectively evaluated for impairment	27,518,528	15,829,970	25,306,317	6,377,449	4,230,036	9,453,055	33,077,303	4,731,780	126,524,438
Totals	$32,651,016	$23,336,654	$30,773,106	$6,408,693	$7,030,874	$9,760,031	$37,546,081	$5,550,400	$153,056,855

Impaired loans: Loans are considered impaired when current information and events indicate that the Company may be unable to collect all amounts due according to the contractual terms of the related loan agreements. The Company identifies impaired loans, including troubled debt restructurings (TDRs), by applying its normal loan review procedures in accordance with its Allowance for Loan Loss methodology. Management periodically assesses loans to determine whether impairment exists. Any loan that is or will potentially no longer perform in accordance with the terms of the original loan contract are evaluated to determine impairment.

20

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 7.	Allowance for Loan Losses and Troubled Debt Restructurings (Continued)

The following is a summary of information pertaining to impaired loans as of and for the years ended December 31, 2013 and 2012:

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
December 31, 2013	Balance	Investment	Allowance	Investment	Recognized
With no related allowance recorded:
Commercial and Industrial Loans	$3,142,358	$3,009,342	$-	$3,913,330	$139,527
Commercial real estate (CRE):
Owner occupied Commercial RE	254,634	254,634	-	3,030,534	216,485
Non-owner occupied Commercial RE	5,575,502	5,575,502	-	6,163,199	297,647
Consumer	10,085	10,085	-	18,327	1,715
Residential:
1-4 Family Construction	975,645	981,091	-	1,586,462	61,711
Home Equity Loans/Lines	160,995	269,221	-	371,881	12,476
1-4 Family Non-Revolving	3,389,776	2,934,093	-	3,646,955	97,355
Argicultual	-	-	-	-	-
Subtotal	$13,508,995	$13,033,968	$-	$18,730,688	$826,916

With an allowance recorded:
Commercial and Industrial Loans	$431,246	$431,246	$166,353	$234,002	$23,977
Commercial real estate (CRE):
Owner occupied Commercial RE	1,329,274	1,329,274	374,151	1,342,943	54,436
Non-owner occupied Commercial RE	-	-	-	-	-
Consumer	252	252	252	1,305	128
Residential:
1-4 Family Construction	-	-	-	-	-
Home Equity Loans/Lines	-	-	-	-	-
1-4 Family Non-Revolving	240,823	240,823	56,987	168,322	6,303
Argicultual	2,938,690	2,938,690	716,334	1,653,251	57,112
Subtotal	$4,940,285	$4,940,285	$1,314,077	$3,399,823	$141,956

Total:
Commercial and Industrial Loans	$3,573,604	$3,440,588	$166,353	$4,147,332	$163,504
Commercial real estate (CRE):
Owner occupied Commercial RE	1,583,908	1,583,908	374,151	4,373,477	270,921
Non-owner occupied Commercial RE	5,575,502	5,575,502	-	6,163,199	297,647
Consumer	10,337	10,337	252	19,632	1,843
Residential:	-	-	-	-	-
1-4 Family Construction	975,645	981,091	-	1,586,462	61,711
Home Equity Loans/Lines	160,995	269,221	-	371,881	12,476
1-4 Family Non-Revolving	3,630,599	3,174,916	56,987	3,815,277	103,658
Argicultual	2,938,690	2,938,690	716,334	1,653,251	57,112
Totals	$18,449,280	$17,974,253	$1,314,077	$22,130,511	$968,872

21

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

	Unpaid			Average	Interest
	Principal	Recorded	Related	Recorded	Income
December 31, 2012	Balance	Investment	Allowance	Investment	Recognized
With no related allowance recorded:
Commercial and Industrial Loans	$5,267,441	$4,944,168	$-	$5,696,319	$145,951
Commercial real estate (CRE):
Owner occupied Commercial RE	4,202,301	4,110,843	-	1,657,437	287,921
Non-owner occupied Commercial RE	8,404,517	7,506,684	-	8,783,288	406,368
Consumer	28,968	28,968	-	35,515	3,395
Residential:
1-4 Family Construction	1,668,538	1,668,538	-	2,061,647	74,485
Home Equity Loans/Lines	497,893	264,120	-	321,509	10,211
1-4 Family Non-Revolving	2,973,122	2,839,441	-	4,712,131	90,450
Argicultual	818,620	818,620	-	699,889	62,382
Subtotal	$23,861,401	$22,181,383	$-	$23,967,736	$1,081,163

With an allowance recorded:
Commercial and Industrial Loans	$188,320	$188,320	$153,445	$154,252	$7,225
Commercial real estate (CRE):
Owner occupied Commercial RE	1,355,946	1,355,946	409,796	1,367,044	100,053
Non-owner occupied Commercial RE	-	-	-	-	-
Consumer	2,276	2,276	2,276	2,893	270
Residential:
1-4 Family Construction	1,132,300	1,132,300	142,300	1,961,928	-
Home Equity Loans/Lines	42,856	42,856	18,010	43,037	3,138
1-4 Family Non-Revolving	1,629,337	1,629,337	391,169	1,207,018	21,925
Argicultual	-	-	-	-	-
Subtotal	$4,351,035	$4,351,035	$1,116,996	$4,736,172	$132,612

Total:
Commercial and Industrial Loans	$5,455,761	$5,132,488	$153,445	$5,850,571	$153,176
Commercial real estate (CRE):
Owner occupied Commercial RE	5,558,247	5,466,789	409,796	3,024,481	387,974
Non-owner occupied Commercial RE	8,404,517	7,506,684	-	8,783,288	406,368
Consumer	31,244	31,244	2,276	38,408	3,666
Residential:
1-4 Family Construction	2,800,838	2,800,838	142,300	4,023,575	74,485
Home Equity Loans/Lines	540,749	306,976	78,955	364,546	13,349
1-4 Family Non-Revolving	4,602,459	4,468,778	330,224	5,919,149	112,375
Argicultual	818,620	818,620	-	699,889	62,382
Totals	$28,212,435	$26,532,417	$1,116,996	$28,703,908	$1,213,775

Troubled debt restructurings: The Company’s loan portfolio also includes certain loans that have been modified in a troubled debt restructuring (TDR). TDRs occur when a creditor, for economic or legal reasons related to a debtor’s financial condition, grants a concession to the debtor that it would not otherwise consider. These concessions typically include reductions in interest rate below a market rate, extending the maturity of a loan, or a combination of both. When the Company modifies a loan, management evaluates for any possible impairment using either the discounted cash flow method, where the value of the modified loan is based on the present value of expected cash flows, discounted at the contractual interest rate of the original loan agreement, or by using the fair value of the collateral less selling costs. If management determines that the value of the modified loan is less than the recorded investment in the loan, impairment is recognized on the loan through a specific valuation allowance or charge-off. This process is used, regardless of loan type, as well as for loans modified as TDRs that subsequently default on their modified terms.

22

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 7.	Allowance for Loan Losses and Trouble Debt Restructurings (Continued)

At December 31, 2013 and 2012, the Company had $12,105,377 and $18,939,774, respectively, in TDRs included in impaired loans. The following tables summarize TDRs as of and for the year ended December 31, 2013 and 2012.

			Post-
		Pre-Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
December 31, 2013	Contracts	Investments	Investments
Troubled Debt Restructuring
Commercial and Industrial Laons	4	$3,298,557	$3,158,576
Commercial real estate (CRE):
Owner occupied CRE	2	1,825,790	1,583,908
Non-owner occupied CRE	2	5,521,263	5,575,502
Consumer	2	47,014	10,337
Residential:
Home Equity Loans/Lines	2	166,991	160,995
1-4 Family Nonrevolving	8	2,647,725	1,616,060
	20	$13,507,340	$12,105,378

			Post-
		Pre-Modification	Modification
		Outstanding	Outstanding
	Number of	Recorded	Recorded
December 31, 2012	Contracts	Investments	Investments
Troubled Debt Restructuring
Commercial and Industrial Laons	5	$3,738,885	$3,717,794
Commercial real estate (CRE):
Owner occupied CRE	4	5,606,396	5,466,789
Non-owner occupied CRE	3	7,172,209	7,026,257
Consumer	3	78,972	31,244
Residential:
Home Equity Loans/Lines	2	193,683	191,331
1-4 Family Nonrevolving	13	3,263,925	2,506,359
	30	$20,054,069	$18,939,774

23

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 7.	Allowance for Loan Losses and Troubled Debt Restructurings (Continued)

The following tables depict those TDRs that were not performing under their modified terms and are on nonaccrual at December 31, 2013 and 2012.

	Number of	Recorded
December 31, 2013	Contracts	Investment
Troubled Debt Restructuing
Commercial and Industrial Laons	1	$5,446
Residential 1-4 Family Nonrevolving	2	625,162
	3	$630,608

	Number of	Recorded
December 31, 2012	Contracts	Investment
Troubled Debt Restructuing
Commercial and Industrial Laons	3	$499,689
Commercial real estate (CRE):
Owner occupied CRE	1	280,500
Non-owner occupied CRE	1	1,323,025
Residential 1-4 Family Nonrevolving	6	1,269,312
	11	$3,372,525

During the year ended December 31, 2013 and 2012, the Company modified 1 and 11 loans, respectively, consisting of interest rate reductions, extensions of maturity dates, deferral of payments, reamortization or a combination thereof totaling $15,937 and $8,184,145, respectively. There was no principal forgiveness. They consisted of the following:

December 31, 2013	Reduced Interest Rate and Extend Maturity	Extended Maturity Only	Defer Payments Only	Combination of Items at Left	Total
Home Equity Loans/Lines	$-	$-	$-	$15,937	$15,937
	$-	$-	$-	$15,937	$15,937

At December 31, 2013, $15,937 of loans were performing in accordance with their modified terms. No specific reserves were allocated on the loans above as of December 31, 2013.

December 31, 2012	Reduced Interest Rate and Extend Maturity	Extended Maturity Only	Defer Payments Only	Combination of Items at Left	Total
Commercial and Industrial Laons	$-	$2,410,083	$-	$188,320	$2,598,403
Commercial real estate (CRE):
Owner occupied CRE	1,355,946	-	3,401,049	-	4,756,995
Home Equity Loans/Lines	-	-	-	148,474	148,474
1-4 Family Nonrevolving	249,499	-	-	430,774	680,273
	$1,605,445	$2,410,083	$3,401,049	$767,568	$8,184,145

At December 31, 2012, $7,746,326 of loans were performing in accordance with their modified terms. Specific reserves of $563,241 were allocated on the loans above as of December 31, 2012.

24

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 8.	Premises and Equipment

Bank premises and equipment and depreciation charged to operations consist of the following as of December 31, 2013 and 2012:

	Estimated
	Useful lives	2013	2012
Leasehold improvements	15 - 20 years	$1,046,500	$1,812,274
Furniture, equipment and automobiles	4 - 7 years	3,248,316	3,243,456
		4,294,816	5,055,730
Less: accumulated depreciation		3,334,594	3,263,778
		$960,222	$1,791,952
Depreciation expense for the year		$220,693	$288,911

Software, net of accumulated amortization, that is included in other assets and amortization charged to operations consists of the following as of December 31, 2013 and 2012:

	Estimated
	Useful lives	2013	2012
Software	3 - 6 years	$439,155	$432,134
Accumulated amortization		428,743	424,766
		$10,412	$7,368
Amortization expense for the year		$3,977	$5,313

Leasing arrangements: On December 31, 2008, the Company sold its corporate office at 6 Pearl Street and four branch buildings under a sale-leaseback transaction for $6,889,494 and concurrently entered into a non-cancellable operating lease agreement to lease the property back at an initial amount of $659,839 per year, with annual increases through December 31, 2022. The Company realized a gain on the sale of the real estate in the amount of $1,559,322, which was deferred and is being recognized using the straight-line method over the term of the lease. Revenue recognized and included in other noninterest income in connection with the transaction amounted to $111,380 during 2013 and 2012. The following table reflects the expected recognition of revenue for the deferred gain resulting from the sale-leaseback transaction at December 31, 2013:

Years Ending December 31,
2014	$111,380
2015	111,380
2016	111,380
2017	111,380
2018	111,380
2019 and thereafter	436,240
$993,140

Additionally, the Company leases other branch office facilities under non-cancellable operating lease arrangements whose terms do not extend beyond March 2025. The leases contain options which enable the Company to renew the leases for additional periods. In addition to minimum rentals, the leases have escalation clauses based upon price indices and include provisions for additional payments to cover real estate taxes and common area maintenance. Lease expenses were $1,128,687 and $1,479,891 for 2013 and 2012, respectively.

25

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 8.	Premises and Equipment (Continued)

The total minimum rental commitments under these non-cancellable operating leases at December 31, 2013 are outlined below:

Years Ending December 31,	Sale-Leaseback	All Other Leases	Total Amount
2014	$719,731	$123,698	$843,429
2015	734,126	126,625	860,751
2016	748,808	129,627	878,435
2017	763,784	132,708	896,492
2018	786,698	135,870	922,568
2019 and thereafter	3,389,989	842,252	4,232,241
	$7,143,136	$1,490,780	$8,633,916

Note 9.	Other Commitments and Contingencies

Litigation: In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial condition of the Company.

Note 10.	Deposits

Interest-bearing deposits consist of the following as of December 31, 2013 and 2012:

	2013	2012
NOW accounts	$20,917,668	$23,478,912
Savings	22,085,115	21,673,552
Money market accounts	28,020,272	28,154,528
Certificates of deposit under $100,000	55,887,263	59,575,389
Certificates of deposit $100,000 and over	35,752,977	39,471,053
	$162,663,295	$172,353,434

At December 31, 2013, the scheduled maturities of certificates of deposit, including those with an initial term of twelve months or less, are as follows:

Years Ending December 31,	Amount
2014	$56,218,936
2015	23,008,071
2016	4,495,951
2017	5,886,833
2018	1,892,068
2019 and thereafter	138,381
$91,640,240

Interest expense on deposit accounts for the years ended December 31, 2013 and 2012 is as follows:

	2013	2012
NOW accounts	$28,311	$44,660
Savings	18,061	19,127
Money market accounts	68,578	81,520
Certificates of deposit	958,989	1,251,712
	$1,073,939	$1,397,019

26

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 11.	FHLB Borrowings

The Company has a line of credit arrangement with the FHLB under which it may borrow up to $31,050,000 at interest rates based on current market conditions, of which there were no amounts outstanding at December 31, 2013 or 2012. The line of credit accrued interest at 0.36% as of December 31, 2013 and 2012. The line of credit is secured by a lien on a portion of the Company’s residential first mortgage portfolio in the amount of $15,559,433, with a lendable collateral value of $8,310,184. The Company was required to purchase shares of capital stock in the FHLB for a total of $263,900 and $369,500 as of December 31, 2013 and 2012, respectively, as a condition to obtaining the line of credit. This investment is reflected in “restricted equity securities” in the accompanying consolidated balance sheets.

Note 12.	Junior Subordinated Debentures

In April 2005, the Parent Company issued trust preferred securities, through a statutory business trust; Rising Sun Statutory Trust II, consisting of 3,000 shares with a liquidation amount of $1,000 per share, or $3,000,000. The Trust also issued $93,000 of common equity securities to the Parent Company and used the proceeds of the trust preferred and common equity securities to purchase at par $3,093,000 of adjustable rate junior subordinated debentures of the Parent Company that are due June 15, 2035. These long-term borrowings bear interest at a rate equal to the three-month LIBOR rate plus 2.00% per annum and reset quarterly. The rate at December 31, 2013 and 2012 was 2.24% and 2.39%, respectively. The obligations of the Parent Company constitute a full and unconditional guarantee of the Trust’s obligations under the trust preferred securities. The Parent Company may redeem the debentures, in whole or in part, at any time at par, plus any accrued unpaid interest.

In June 2007, the Parent Company issued trust preferred securities, through a statutory business trust; Rising Sun Statutory Trust III, consisting of 5,000 shares with a liquidation amount of $1,000 per share, or $5,000,000. The Trust also issued $155,000 of common equity securities to the Parent Company and used the proceeds of the trust preferred and common equity securities to purchase at par $5,155,000 of adjustable rate junior subordinated debentures of the Parent Company that are due September 15, 2037. These long-term borrowings bear interest at a rate equal to the three-month LIBOR rate plus 1.65% per annum and reset quarterly. The rate at December 31, 2013 and 2012 was 1.89% and 2.04%, respectively. The obligations of the Parent Company constitute a full and unconditional guarantee of the Trust’s obligations under the trust preferred securities. The Parent Company may redeem the debentures, in whole or in part, at any time at par, plus any accrued unpaid interest.

If the Company determines that there is a need to preserve capital or improve liquidity, the ability exists to defer interest payments for a maximum of five years. During the fourth quarter of 2009, the Company elected to defer the interest payments due. Further, pursuant to the terms of the Written Agreement as described in Note 21, the Company will not make any interest payments in the future without prior approval from the regulators. Amounts accrued but unpaid were $764,793 and $588,426 as of December 31, 2013 and 2012, respectively. The Company expects to reach the maximum period to defer interest during the fourth quarter of 2014, which would trigger a technical default. It is unclear what actions, if any, the holders of the trust preferred securities would take as a result of the default.

Note 13.	Retirement Plan

The Company has a retirement plan qualifying under section 401(k) of the Internal Revenue Code, covering substantially all employees. Employees may contribute a portion of their compensation subject to certain limits based on the Federal tax laws. The Company made matching contributions equal to the first 3% of an employee’s compensation contributed to the Plan from January 1, 2012 through July 31, 2012. The Company discontinued matching contributions for the remainder of 2012 and 2013. Matching contributions vest to the employee equally over a five-year period. The Company may also make discretionary contributions to the plan. There were no discretionary contributions in 2013 or 2012. During the years ended December 31, 2013 and 2012, the Company’s contributions to the plan totaled $0 and $34,501, respectively.

27

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 14.	Deferred Compensation

During 2011, the Company terminated a compensation plan for some of its senior officers and directors, which provides benefits payable at age 65. The deferred compensation, included in accrued interest payable and other liabilities, amounted to $92,469 and $96,353 at December 31, 2013 and 2012, respectively, and is payable to the individual or beneficiary over a period of 5 years. The amounts payable under the plan will ultimately be recovered from the life insurance policies purchased on the participants’ lives. The Company recognized expense of $6,135 in 2013 and $8,454 in 2012 related to this plan.

Note 15.	Stock-Based Compensation Plan

On May 22, 2003, the shareholders approved the Company’s 2003 Stock Option and Incentive Plan. The 2003 Plan provides that 222,600 shares (adjusted for stock dividends and splits) of the Company’s common stock will be reserved for the granting of both incentive stock options and non-qualified stock options to purchase these shares. The exercise price per share shall not be less than the fair market value of a share of common stock on the date on which such options were granted, subject to adjustments for the effects of any stock splits or stock dividends. Stock options granted have an annual vesting schedule of 20% each December 31st beginning in the year granted and must be exercised within a ten year period. At December 31, 2013, there were no shares available for future grant under the plan. There was no remaining unrecognized compensation cost as of December 31, 2013.

The fair value of each option award is estimated at the date of grant using a Black-Scholes option-pricing model that uses the assumptions noted in the following table. Expected volatilities are based on the best estimate of the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee and director terminations within the model, as well as the expected term of options granted, which represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. No options were granted in 2013 or 2012.

The following is a summary of transactions in the Plan as of and during the years ended December 31, 2013 and 2012.

	Options issued and outstanding	Weighted-average exercise price
Balance at January 1, 2012	$130,400	$12.35
Exercised	-	-
Terminated	(54,600)	10.71
Granted	-	-
Balance at December 31, 2012	$75,800	13.53
Exercised	-	-
Terminated	-	-
Granted	-	-
Balance at December 31, 2013	$75,800	$13.53
Aggregate intrinsic value at December 31, 2013	$-

At December 31, 2013 and 2012, the options issued and outstanding had exercise prices, weighted-average remaining contractual lives, and were exercisable as follows:

	2013	2012
Exercisable options:
Options outstanding	75,800	75,800
Weighted-average price	$13.53	13.53
Weighted-average remaining contractual life (months)	18	28
Aggregate intrinsic value at year end	$-	$-

As of December 31, 2013, there were no non-vested options.

28

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 16.	Income Taxes

Components of the provision (benefit) for income taxes consist of the following for the years ended December 31, 2013 and 2012:

	2013	2012
Current income tax benefit
Federal	$-	$(74,851)
State	-	-
	-	(74,851)
Deferred income tax	-	-
	$-	$(74,851)

A reconciliation of the applicable statutory federal income tax rate to the effective income tax rate for the years ended December 31, 2013 and 2012 is as follows:

	2013		2012
	Amount	%	Amount	%
Statutory federal income tax rate	$(1,311,456)	(34.0)%	$(1,064,397)	(34.0)%
Increase (decrease) in tax rate resulting from:
Tax-exempt income	(16,405)	(0.4)%	(28,321)	(0.9)%
Bank owned life insurance	(64,337)	(1.7)%	(68,817)	(2.3)%
State taxes, net of federal income tax effect	-	0.0%	(177,734)	(5.9)%
Valuation allowance on deferred tax asset	1,392,198	36.1%	1,264,418	40.8%
	$-	(0.0)%	$(74,851)	(2.3)%

29

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 16.	Income Taxes (Continued)

Components of the Company’s net deferred tax asset as of December 31, 2013 and 2012 consist of the following:

	2013	2012
Deferred tax assets
Allowance for loan losses	$1,064,207	$1,358,914
Deferred compensation	109,497	96,153
Deferred gain from sale/leaseback transaction	391,744	435,678
Impairment of goodwil and core deposit intangible	385,301	448,412
Contribution carryover	40,219	34,002
Net operating loss carryover	6,759,848	4,779,643
Foreclosed real estate	208,625	173,013
AMT carryover	83,195	83,195
Fixed assets	58,902	-
Deferred rent	189,228	167,237
Other than temporary impairment	13,066	-
Unrealized loss on securities available for sale	286,186	-
	9,590,018	7,576,247
Valuation allowance	(9,561,439)	(7,347,103)
	28,579	229,144
Deferred tax liabilities
Fixed assets	-	(72,472)
Federal Home Loan Bank stock dividend	(11,321)	(11,321)
Deferred loan costs	(17,258)	(14,099)
Unrealized gain on securities available for sale	-	(131,252)
	(28,579)	(229,144)
Net deferred tax asset	$-	$-

In management’s opinion, it is more likely than not that the net deferred tax assets will not be realized. Accordingly, a valuation allowance has been provided to offset the net deferred tax assets.

Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the consolidated financial statements. Generally, the Company is no longer subject to income tax examinations by federal or state tax authorities for years before 2009.

Note 17.	Other Expenses

Other expenses for the years ended December 31, 2013 and 2012 consist of the following:

	2013	2012
Postage, printing and supplies	$118,931	$141,353
Utilities	276,078	288,483
Advertising and promotion	67,480	102,428
Insurance	172,555	112,020
Other	1,187,725	844,922
	$1,822,769	$1,489,206

30

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 18.	Financial Instruments With Off-Balance Sheet Risk

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to grant loans, fund commitments under lines of credit (collectively “commitments to extend credit”), and commercial and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of amounts recognized in the balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and commercial and standby letters of credit is represented by the contractual amount of those obligations. The Company uses the same policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The contractual amounts of these financial instruments at December 31 are as follows:

	2013	2012
Commitments to grant loans	$500,000	$1,061,046
Unfunded commitments under lines of credit	10,327,832	9,314,917
Commercial and standby letters of credit	7,327,845	7,672,658
	$18,155,677	$18,048,621

Commitments to extend credit are agreements to lend to a customer as long as there are no violations of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies but may include inventory, real estate, equipment, securities, cash, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and, generally, have terms of one year or less. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers; the Company generally holds collateral supporting these commitments. In the event the customer does not perform in accordance with the terms of the agreement with the third-party, the Company would be required to fund the commitment. The maximum potential amount of future payments the Company could be required to make is represented by the contractual amount of the commitment. If the commitment is funded the Company would be entitled to seek recovery from the customer. At December 31, 2013 and 2012, no amounts have been recorded as liabilities for the Bank’s potential obligations under these guarantees.

Note 19.	Fair Value Of Assets and Liabilities

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. The fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate sale or settlement of the instrument.

31

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 19.	Fair Value Of Assets and Liabilities (Continued)

Fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

The Company groups its assets and liabilities carried at fair value in three valuation levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1	Inputs to the valuation methodology are unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2	Inputs to the valuation methodology include (a) quoted prices for similar assets or liabilities in active markets; (b) quoted prices for identical or similar assets or liabilities in inactive markets; (c) inputs other than quoted prices that are observable for the asset or liability; and (d) inputs that are derived principally from or corroborated by observable market data by correlation or other means. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3	Inputs to the valuation methodology are unobservable for the asset or liability, significant to the fair value measurement, and include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation.

The asset’s or liability’s fair value measurement level within the valuation hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and cash equivalents, noninterest bearing deposits, short-term debt and accrued interest

The fair value of cash and cash equivalents, noninterest bearing deposits, short-term debt, and accrued interest receivable and payable were estimated to approximate their carrying amounts.

Interest bearing deposits in banks: The fair value of time deposits in banks is estimated based on quoted interest rates for certificates of deposit with similar remaining terms.

Available for sale securities: Where quoted prices are available in an active market, the securities are classified in Level 1 of the valuation hierarchy. Level 1 securities include exchange-traded equities. If quoted market prices are not available, fair values are determined using pricing models and discounted cash flows that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, and credit spreads. Examples of such instruments, which would generally be classified within Level 2 of the valuation hierarchy, include agency securities, municipal bonds, mortgage-backed securities and non exchange-traded equities.

32

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 19.	Fair Value Of Assets and Liabilities (Continued)

Restricted equity securities: The carrying value of restricted equity securities approximates the fair value based on the redemption provisions.

Loans: Fair values are estimated for portfolios of loans with similar financial characteristics. Each portfolio is further segmented into fixed and adjustable rate interest terms by performing and nonperforming categories.

The fair value of fixed-rate loans is estimated to be the present value of scheduled payments discounted using interest rates currently in effect for loans of the same term. The fair value of variable-rate loans, including loans with a demand feature, is estimated to equal the carrying amount. The valuation of loans is adjusted for the allowance for loan losses. From time to time, nonrecurring fair value adjustments to collateral-dependent impaired loans are recorded to reflect partial write-downs based on the observable market price or current appraised value of collateral.

Deposits: The fair value of interest-bearing checking, savings, and money market deposit accounts is equal to the carrying amount. The fair value of fixed-maturity time deposits is estimated based on interest rates currently offered in the market for deposits of similar remaining maturities.

Borrowings: The fair value of junior subordinated debentures and long-term debt is estimated based on market interest rates offered for long-term debt of similar terms.

Off-balance sheet instruments: Loan commitments, where the committed interest rates were different than the current market rate, were insignificant at December 31, 2013 and 2012. The estimated fair value of fee income on letters of credit at December 31, 2013 and 2012 was insignificant.

The table below presents the Company’s balances of assets measured at fair value on a recurring basis by level within the hierarchy at December 31, 2013 and 2012.

	Quoted Prices in	Significant	Significant
	Active Markets	Other	Unobservable
	for Identical Assets	Observable Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
December 31, 2013
Available for sale securities
Residential mortgage-backed securities	$-	$37,955,259	$-	$37,955,259
SBA pools	-	979,031	-	979,031
Equity investments	-	54,438	-	54,438
	$-	$38,988,728	$-	$38,988,728

	Quoted Prices in	Significant	Significant
	Active Markets	Other	Unobservable
	for Identical Assets	Observable Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
December 31, 2012
Available for sale securities
Residential mortgage-backed securities	$-	$26,213,564	$-	$26,213,564
SBA pools	-	1,150,597	-	1,150,597
Equity investments	-	87,563	-	87,563
	$-	$27,451,724	$-	$27,451,724

33

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 19.	Fair Value of Assets and Liabilities (Continued)

The table below presents the Company’s balances of assets measured at fair value on a nonrecurring basis by level within the hierarchy at December 31, 2013 and 2012.

	Quoted Prices in	Significant	Significant
	Active Markets	Other	Unobservable
	for Identical Assets	Observable Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
December 31, 2013
Impaired Loans:
Commercial and Industrial loans	$-	$-	$3,279,680	$3,279,680
Commercial real estate (CRE):
Owner occupied Commercial RE			1,209,757	1,209,757
Non-owner occupied Commercial RE			5,575,502	5,575,502
Consumer			10,085	10,085
Residential:
1-4 Family Construction			975,645	975,645
Home Equity Loans/Lines			160,995	160,995
1-4 Family Non-Revolving			3,226,156	3,226,156
Agricultural			2,222,356	2,222,356
Foreclosed real estate			2,363,750	2,363,750

December 31, 2012
Impaired Loans:
Commercial and Industrial loans	$-	$-	$4,979,043	$4,979,043
Commercial real estate (CRE):
Owner occupied Commercial RE			5,056,993	5,056,993
Non-owner occupied Commercial RE			7,506,684	7,506,684
Consumer			28,968	28,968
Residential:
1-4 Family Construction			2,658,538	2,658,538
Home Equity Loans/Lines			228,021	228,021
1-4 Family Non-Revolving			4,138,554	4,138,554
Agricultural			818,620	818,620
Foreclosed real estate			2,737,143	2,737,143

The fair value of impaired collateral dependent loans is determined based on the loan’s observable market price or the fair value of the collateral less estimated costs to sell if the loan is collateral dependent. Fair value of collateral was determined using appraisals or other sources of market value. Appraised values may be discounted based upon management’s historical knowledge and changes in market conditions from the time of valuation. The related valuation allowance for impaired loans, which is reflected in the amounts in the table, of $1,314,077 and $1,116,996 at December 31, 2013 and 2012, respectively, is included in the allowance for loan losses in the consolidated balance sheets.

Foreclosed real estate is carried at fair value, less estimated costs to sell. The fair value was determined using appraisals or other sources of market value. Discounts are based on management’s review and changes in market conditions (Level 3 inputs).

34

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 19.	Fair Value of Assets and Liabilities (Continued)

The estimated fair values, and related carrying amounts, of the Company’s financial instruments follows. Accounting guidance excludes certain financial instruments from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total Fair Value
December 31, 2013
Financial assets:
Cash and cash equivalents	$19,347,986	$-	$19,347,986	$-	$19,347,986
Interest bearing deposits in banks	3,338,000		3,338,000		3,338,000
Available for sale securities	38,988,728		38,988,728		38,988,728
Restricted equity securities	575,500			575,500	575,500
Loans, net	134,283,435		117,770,367	16,660,176	134,430,543
Accrued interest receivable	576,204		576,204		576,204
Financial liabilities:
Noninterest bearing deposits	34,437,283		34,437,283		34,437,283
Interest-bearing deposits	162,663,295		163,308,706		163,308,706
Junior subordinated debentures	8,248,000		7,693,888		7,693,888
Accrued interest payable	854,763		854,763		854,763

December 31, 2012
Financial assets:
Cash and cash equivalents	$32,838,182	$-	$32,838,182	$-	$32,838,182
Interest bearing deposits in banks	350,000		350,000		350,000
Available for sale securities	27,451,724		27,451,724		27,451,724
Restricted equity securities	723,050			723,050	723,050
Loans, net	147,465,349		123,479,524	25,415,421	148,894,945
Accrued interest receivable	632,439		632,439		632,439
Financial liabilities:
Noninterest bearing deposits	35,515,452		35,515,452		35,515,452
Interest-bearing deposits	172,353,434		173,156,475		173,156,475
Junior subordinated debentures	8,248,000		7,693,888		7,693,888
Accrued interest payable	700,866		700,866		700,866

35

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 20.	Stockholders’ Equity

Preferred stock:

On January 9, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, the Company entered into a Letter Agreement, and the related Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued (i) 5,983 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A preferred stock”), and (ii) a warrant for 299 shares immediately exercised at $.01 per share of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (“Series B preferred stock”) (together the Purchased Securities). The Purchased Securities have an aggregate purchase price of $5,983,000, a cash liquidation preference of $1,000 per share, and a par value of $1 per share.

In connection with the issuance of the Purchased Securities, the Company amended the Articles of the Charter of the Corporation to reclassify authorized but unissued capital stock classified as common stock to the aforementioned series of preferred stock.

The Purchased Securities qualify as Tier 1 capital. The Series A preferred stock pays cumulative dividends at a rate of 5% per annum until February 15, 2014. Beginning February 16, 2014, the dividend rate will increase to 9% per annum. The Series B preferred stock pays cumulative dividends at a rate of 9% per annum. On and after February 15, 2012, the Company may, at its option, redeem shares of the Purchased Securities, in whole or in part, at any time and from time to time, for cash at a per share amount equal to the sum of the liquidation preference per share plus any accrued and unpaid dividends to but excluding the redemption date. Under the original terms of the Purchase Agreement, the Company is prohibited from redeeming the Purchased Securities within the first three years unless it completed a qualified equity offering whereby it received aggregate gross proceeds of not less than $1,570,500. However, the provisions introduced by the American Recovery and Reinvestment Act of 2009 indicate that once the Company notifies Treasury that it would like to redeem the Purchased Securities, the Treasury must permit the Company to do so subject to consultation with the Federal Reserve. The Company will be subject to existing supervisory procedures for approving redemption requests for capital instruments. The Federal Reserve will weigh the Company’s desire to redeem the Purchased Securities against the contribution of Treasury capital to the Company’s overall soundness, capital adequacy and ability to lend, including confirming that the Company has a comprehensive internal capital assessment process.

The proceeds for the Purchased Securities were allocated between the Series A and Series B preferred stock based on their relative fair value, using a discount rate of 12%. The original discount is being accreted using the effective interest method over the expected term of five years.

The Company has not declared nor paid dividends dating back to November 15, 2009. In accordance with the terms of the Purchase Agreement, unpaid dividends shall compound on each subsequent dividend payment date. Accordingly, $1,596,760 of dividends would need to be declared and paid as of December 31, 2013 before any dividends, redemptions, purchases or other acquisitions of shares of common stock could occur.

Restrictions on lending from subsidiary to parent: Federal law imposes certain restrictions limiting the ability of the Bank to transfer funds to the Parent Company in the form of loans or advances. Section 23A of the Federal Reserve Act prohibits the Bank from making loans or advances to the Parent Company in excess of 10 percent of its capital stock and surplus, as defined therein. There were no material loans or advances outstanding at December 31, 2013 or 2012.

36

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 21.	Regulatory Matters

Capital requirements: The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table that follows) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes that the Bank met all capital adequacy requirements to which it is subject as of December 31, 2012.

On November 21, 2013, the board of directors of the Company adopted certain resolutions relating to a proposed capital restoration plan (the “Plan”) and the Company and the Bank submitted the Plan to the Federal Reserve Board for approval. On January 23, 2014, the Federal Reserve Board classified the Bank as “significantly undercapitalized” under prompt corrective action regulations due to the Bank’s undercapitalized position and its failure to submit an acceptable capital restoration plan. Under Section 38 of the Federal Deposit Insurance Act (the “FDIA”) and regulations of the Federal Reserve Board, if a state member bank, such as the Bank, is classified as “significantly undercapitalized,” or “critically undercapitalized,” the Federal Reserve Board would be required to take one or more prompt corrective actions. These actions would include, among other things, prohibiting capital distributions and management fees, requiring sales of new securities to bolster capital, improvements in management, limits on interest rates paid, limits on asset growth, prohibitions on transactions with affiliates, termination of certain risky activities, and restrictions on compensation paid to executive officers. If a state member bank is classified as “critically undercapitalized,” the FDIA requires the bank to be placed into conservatorship or receivership within 90 days, unless the Federal Reserve Board determines that other action would better achieve the purposes of the FDIA regarding prompt corrective action with respect to undercapitalized banks. The failure by the Company and the Bank to improve the Bank’s capital position, or the continued deterioration of the Bank’s capital position, could have a Material Adverse Effect. On April 17, 2014 the Board of Directors of the Federal Reserve issued a Prompt Corrective Action Directive under Section 38 of the Federal Deposit Insurance Act which required the Company’s banking subsidiary to increase equity to acceptable levels or enter into a contract of sale to another financial institution within 60 days.

To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below.

37

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements For The Years Ended December 31, 2013 and 2012

Note 21.	Regulatory Matters (Continued)

The Bank’s actual capital amounts and ratios at December 31, 2013 and 2012 are presented in the following table:

					To be well capitalized
			Minimum		under prompt corrective
	Actual		capital adequacy		action provisions
12/31/2013	Amount	Ratio	Amount	Ratio	Amount	Ratio
(dollars in thousands)
Total risk-based capital (to risk-weighted assets)	$8,633	6.7%	$10,296	8.0%	$12,870	10.0%
Tier 1 capital (to risk-weighted assets)	$6,982	5.4%	$5,148	4.0%	$7,722	6.0%
Tier 1 capital (to average assets)	$6,982	3.4%	$8,282	4.0%	$10,353	5.0%

12/31/2012
(dollars in thousands)
Total risk-based capital (to risk-weighted assets)	$12,512	8.5%	$11,809	8.0%	$14,761	10.0%
Tier 1 capital (to risk-weighted assets)	$10,624	7.2%	$5,095	4.0%	$8,857	6.0%
Tier 1 capital (to average assets)	$10,624	4.8%	$8,850	4.0%	$11,063	5.0%

Written Agreement: On January 28, 2010, the Company and the Bank entered into a Written Agreement (the “Agreement”) with their primary federal regulator, the Federal Reserve Bank of Richmond (the “Reserve Bank”) and state regulator, the Maryland Division of Financial Regulation (collectively, the “regulators”). Under the terms of the Written Agreement, the Company and Bank have agreed to take certain actions relating to lending operations and capital management. Specifically, the Agreement requires the following actions:

a)	Strengthen board oversight of management and operations of the Bank;
b)	Complete an assessment of the Bank’s management and staffing needs, particularly focused on credit risk management, credit administration, and problem asset resolution;
c)	Strengthen credit risk management practices;
d)	Adopt and implement an asset diversification program consistent with regulatory guidelines and to perform an analysis of the Bank’s concentrations of credit;
e)	Take all necessary actions to protect the Bank’s interest in criticized assets, adopt and implement a program to eliminate regulatory criticism of these assets, engage in an ongoing review of the Bank’s criticized assets and develop and implement procedures for the effective monitoring of the loan portfolio;
f)	Revise the allowance for loan and lease losses methodology and adopt and implement written policies and procedures for establishing and maintaining the allowance in a manner consistent with the Agreement;
g)	Charge−off or collect assets classified as “loss” in the regulators’ examination report that have not been previously collected or charged off, and not to extend or renew any credit to or for the benefit of any borrower who is obligated to the Bank on an extension of credit that has been charged off or classified as “loss” in the regulators’ examination report;
h)	Develop and implement a capital plan to maintain sufficient capital at the Bank and fulfill future capital requirements;
i)	Submit a written business plan and budget for 2010 for the Bank;
j)	Develop and submit a contingency funding plan to maintain acceptable liquidity levels;
k)	Correct criticisms detailed in the regulators’ examination report of the Bank’s compliance with laws and regulations;

38

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 21.	Regulatory Matters (Continued)

l)	Neither the Company nor Bank is permitted to declare or pay any dividends without regulatory approval. The Company has also agreed not to distribute any interest, principal or other sums on trust preferred securities; issue, increase or guarantee any debt; nor purchase or redeem any shares of the Company’s stock.

The Agreement includes time frames to implement the foregoing and on−going compliance requirements, including requirements to report to the regulators. The Agreement also requires the establishment of a committee of the Board of Directors which will be responsible for overseeing compliance with the Agreement. The Company and Bank have taken steps to comply with the requirements of the Agreement, and continue to operate under the Agreement.

The Company and Bank are also subject to various capital requirements administered by the federal banking agencies. Failure to comply with the terms of the Written Agreement or to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by the regulators that, if undertaken, could have a direct material adverse affect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Note 22.	Subsequent Events

On April 24, 2014 the Company entered into a Branch Purchase and Assumption Agreement to sell the branch located at 800 Revolution Street, Havre de Grace, MD 21078 to Howard Bank. Pursuant to the agreement, the Company expects to sell approximately $17 million in loans and approximately $21 million in deposits.

39

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements

Note 23.	Parent Company Financial Information

The balance sheets, statements of operations, and cash flows for Rising Sun Bancorp (Parent Company) as of and for the years ended December 31, 2013 and 2012 are as follows:

Rising Sun Bancorp (Parent Company)

Balance Sheet

December 31, 2013 And 2012

	2013	2012
Assets
Cash	$14,842	$20,123
Investment in subsidiaries	6,505,408	11,205,956
Securities available for sale	54,438	87,563
Other assets	555,500	555,500
	$7,130,188	$11,869,142
Liabilities And Stockholders' Equity
Junior subordinated debentures	$8,248,000	$8,248,000
Other liabilities	764,800	588,431
	9,012,800	8,836,431
Stockholders' equity
Cumulative perpetual preferred stock
Series A - 5% for five years, 9% thereafter, $1 par value, $1,000 liquidation preference, 5,983 shares authorized, issued, and outstanding	5,983	5,983
Series B - 9%, $1 par value, $1,000 liquidation preference, 300 shares authorized, 299 shares issued and outstanding	299	299
Common stock, $1 par value, 12,993,717 authorized;
3,699,944 shares issued and outstanding	3,699,944	3,699,944
Additional paid-in capital	7,399,893	7,399,893
Retained deficit	(12,263,381)	(8,406,157)
Accumulated other comprehensive (loss) income	(725,350)	332,749
	(1,882,612)	3,032,711
	$7,130,188	$11,869,142

40

Rising Sun Bancorp And Subsidiaries

Notes To Consolidated Financial Statements For The Years Ended December 31, 2013 and 2012

Note 23.	Parent Company Financial Information (Continued)

Rising Sun Bancorp (Parent Company)

Statements Of Operations

Years Ended December 31, 2013 And 2012

	2013	2012
Revenue - interest and dividend income	$19	$450

Interest expense	176,367	188,706
Other expenses	5,303	147,296
Other-than-temporary impairment losses on investments	33,125	-
Total expenses	214,795	336,002

Loss before income taxes and equity in undistributed loss of subsidiaries	(214,776)	(335,552)
Income tax benefit	-	-
Loss before equity in undistributed loss of subsidiaries	(214,776)	(335,552)
Equity in undistributed loss of subsidiaries	(3,642,448)	(2,861,386)
Net loss	$(3,857,224)	$(3,196,938)

Rising Sun Bancorp (Parent Company)

Statements Of Cash Flows

Years Ended December 31, 2013 And 2012

	2013	2012
Cash flows from operating activities
Net loss	$(3,857,224)	$(3,196,938)
Adjustments to reconcile net loss to net cash used in operating activities
Equity in undistributed loss of subsidiaries	3,642,448	2,861,386
Other-than-temporary impairment losses on investments	33,125	-
Decrease in other assets	-	141,893
Increase in other liabilities	176,370	188,710
Net cash flows used in operating activities	(5,281)	(4,949)

Cash flows from investing activities
Downstream funds to subsidiary	-	(260,000)
Proceeds from sales of securities available for sale	-	-
Net cash flows provided by (used in) investing activities	-	(260,000)

Cash flows from financing activities
Issuance of stock	-	24,999
Net cash flows used in financing activities	-	24,999
Net decrease in cash	(5,281)	(239,950)
Cash at beginning of year	20,123	260,073
Cash at end of year	$14,842	$20,123

41